UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2015

Gray Fox Petroleum Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-181683	99-0373721
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1015 Twin Lakes Rd. Longwood, Florida	32750
(Address of principal executive offices)	(Zip Code)

407-415-0013
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.            Changes in Control of Registrant.

On April 2, 2015, a Stock Purchase Agreement (“SPA”) was executed whereby DB Capital Corp. (“Purchaser”) acquired control of Gray Fox Petroleum, Corp. (the “Company”) from Lawrence Pemble (“Seller”), former President and CEO of the Company.  The Purchaser acquired from the Seller Nineteen Million Four Hundred Thousand (19,400,000) shares of the Company’s common stock, representing 51% of the issued and outstanding shares of the Company’s common stock.  The consideration used by the Purchaser consisted of a Convertible Promissory Note in the principal amount of Twenty Thousand Dollars ($20,000.00), dated April 2, 2015.

On April 2, 2015, the Company’s Board of Directors announced that controlling interest of the Company was being sold to the Purchaser; the Seller would tender his resignation upon execution of the SPA and Daniel Sobolewski, President of the Purchaser, would assume the positions of Director, President and CEO of the Company.  That same day, the Seller tendered his resignation to the Company.

Item 9.01             Financial Statements and Exhibits.

 (d) EXHIBITS.

Exhibit Number	Description

10.01	Stock Purchase Agreement Dated April 2, 2015
10.02	Convertible Promissory Note Dated April 2, 2015
10.03	Board of Directors Minutes Dated April 2, 2015
10.04	Lawrence Pemble Resignation Dated April 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Fox Petroleum Corp.
Date: April 7, 2015	By: /s/ Daniel Sobolewski
Name: Daniel Sobolewski
Title: Chief Executive Officer